                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              BUFFTON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              BUFFTON CORPORATION
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------

    (3) Filing Party:

    ---------------------------------------------------------------------------

    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                              BUFFTON CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 March 21, 1996



TO THE STOCKHOLDERS:

  The Annual Meeting of the Stockholders of Buffton Corporation will be held in the Niles City Room of the Stockyards Hotel, Main Floor, 109 East Exchange Avenue, Fort Worth, Texas on March 21, 1996, at 10:00 o'clock a.m. (C.S.T.) for the following purposes:

  1. To elect two Directors to serve for a three-year term expiring in 1999, and

  2. To transact such other business as may properly come before the Annual Meeting or adjournment(s) thereof.

  By resolution of the Board of Directors, only stockholders of record as of the close of business on February 7, 1996 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A copy of the Annual Report for the fiscal year ended September 30, 1995 has been mailed to all stockholders of the Company.

                                         By Order of the Board of Directors,



                                         Robert Korman
                                         Secretary


Fort Worth, Texas
Dated February 15, 1996



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, AND, IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              BUFFTON CORPORATION
                          226 Bailey Avenue, Suite 101
                            Fort Worth, Texas 76107
                                 (817) 332-4761

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 March 21, 1996

                     SOLICITATION AND REVOCABILITY OF PROXY

  The accompanying Proxy, first mailed to stockholders on February 15, 1996, is solicited by the Board of Directors of Buffton Corporation (the ''Company'') for use at the Annual Meeting of Stockholders of the Company to be held in the Niles City Room of the Stockyards Hotel, Main Floor, 109 East Exchange Avenue, Fort Worth, Texas, on March 21, 1996, or at any adjournment(s) thereof. Giving the Proxy will not in any way affect the stockholder's right to attend the Annual Meeting and to vote in person or his right to revoke the Proxy at any time before it is exercised by requesting its return in writing to the Secretary of the Company at the office of the Company prior to or at the Annual Meeting.

  If the Proxy is revoked, the shares represented thereby will be voted at the Annual Meeting. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. The management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. The costs of solicitation of Proxies will be borne by the Company.

                       RECORD DATE AND VOTING SECURITIES

  The Board of Directors of the Company has fixed the close of business on February 7, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 6,706,878 shares of Common Stock of the Company issued and outstanding. Each shareholder of Common Stock is entitled to one vote for each share held by him. The Common Stock constitutes the only class of securities entitled to vote at the Annual Meeting.

                               SECURITY OWNERSHIP

  Ownership of Certain Beneficial Owners.   The following table sets forth
information as of February 7, 1996, with regard to the persons known to management of the Company to be beneficial owners of more than 5% of any class of the Company's voting securities:


                                             Amount and Nature
                                                    of
                     Name and Address            Beneficial       Percent of
Title of Class      of  Beneficial Owner         Ownership(1)       Class
--------------      --------------------         ------------       -----

Common Stock      Steel Partners II, L.P.        643,000(2)          9.59
                  750 Lexington Avenue
                  27th Floor
                  New York, New York 10022

Common Stock      James Hillyer                  525,000(3)          7.66(4)
                  3350 McCue, #2103
                  Houston, Texas  77056

Common Stock      Robert H. McLean               404,831(5)          5.78(6)
                  227 Bailey Avenue
                  Suite 101
                  Fort Worth, TX 76107

-------------------------------

  (1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares as to which such person has the right to acquire beneficial ownership within 60 days. The number of shares shown represents sole voting and investment power except as otherwise indicated in the footnotes below.

  (2) This figure includes 534,500 shares owned of record by Steel Partners II, L.P., a Delaware limited partnership, and 108,500 shares owned of record by a foreign investment company that is managed on a discretionary basis by Steel Partners Services, Ltd., an entity controlled by Warren G. Lichtenstein and Lawrence Butler. Messrs. Lichtenstein and Butler are the sole officers, directors and shareholders of Steel Partners, Ltd., a New York corporation, and the general partner of Steel Partners II, L.P.

  (3) This figure includes 375,000 shares owned of record by James Hillyer and 150,000 shares covered by currently exercisable stock options owned by Mr. Hillyer.

  (4) This percentage is calculated including the 150,000 shares covered by the stock options owned by Mr. Hillyer.

  (5) This figure includes 100,000 shares owned of record by Mr. McLean, 300,000 shares covered by currently exercisable stock options owned by Mr. McLean and 4,831 shares owned by the Company's Employee Stock Ownership Plan which are voted by Mr. McLean pursuant to such plan.

  (6) This percentage is calculated including the 300,000 shares covered by the stock options owned by Mr. McLean.

No written or oral agreement or other arrangement exists between any of the above-named individuals or companies and the Company regarding the manner in which the shares of the Company's Common Stock owned by each will be voted on any issue or policy affecting the Company.

  Ownership of Management.   The table below reflects the shares of the
Company's Common Stock beneficially owned by the current Directors of the Company and Executive Officers, as of February 7, 1995, and the number of shares beneficially owned by all Directors and officers of the Company as a group.


                                               Amount and Nature
                                                 of Beneficial        Percent
Title of Class     Name of Beneficial Owner       Ownership(1)      of Class (6)
--------------     ------------------------       ------------      ------------

  Common Stock    John M. Edgar                          10,040             .15
  Common Stock    Hampton Hodges                         33,000             .49
  Common Stock    H. T. Hunnewell                       108,151            1.61
  Common Stock    Robert H. McLean                      404,831(2)         5.78
  Common Stock    Russell J. Sarno                       17,614             .26
  Common Stock    Bruno V. D'Agostino                    30,000             .45
  Common Stock    Robert Korman                         112,354(3)         1.65
  Common Stock    Walter D. Rogers, Jr.                 152,225(4)         2.24
                  All current Directors and
                      Officers as a group
                      (8 in number)                     868,215(5)        12.05
--------------

  (1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares as to which such person has the right to acquire beneficial ownership within 60 days. The number of shares shown represents sole voting and investment power except as otherwise indicated.

  (2) This figure includes 300,000 shares of the Company's common stock issuable to Mr. McLean pursuant to non-qualified stock options which are currently exercisable. This figure also includes 4,831 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. McLean pursuant to the plan.

  (3) This figures includes 100,000 shares of the Company's common stock issuable to Mr. Korman pursuant to non-qualified stock options which are currently exercisable. This figure also includes 2,354 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. Korman pursuant to the plan.

  (4) This figure includes 100,000 shares of the Company's common stock issuable to Mr. Rogers pursuant to non-qualified stock options which are currently exercisable. This figure also includes 2,125 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. Rogers pursuant to the plan.

  (5) This figure includes the 500,000 shares of the Company's common stock issuable pursuant to the non-qualified stock options described in notes 2, 3 and 4 hereinabove.

  (6) This percentage is calculated including the 500,000 shares of the Company's common stock issuable pursuant to the non-qualified stock option described in notes 2, 3 and 4 hereinabove, and all percentages are rounded to the nearest one-hundredth of a percent.


                             ELECTION OF DIRECTORS


Nominees for Election as Directors

     The Company's Certificate of Incorporation provides that the Company's Board of Directors shall be divided into three classes, as nearly equal in size as possible, each of which is to serve for a term of three years.

  The nominees for Director are H. T. Hunnewell and Russell J. Sarno. The nominees have been nominated for re-election by the Board of Directors to serve for a three-year term expiring in 1999. The nominees are currently serving as Directors and have consented to serve for the new term.

  The following table reflects the name and age of the nominee, the position and office with the Company currently held by the nominee, the period of service as Director of the Company, and the term for which such nominee will serve, if elected.

                            Position Held                        Term to
Nominee's Name      Age    With the Company    Director Since    Expire
--------------             ----------------    --------------    ------
H. T. Hunnewell      69      Director          January 1981      1999
Russell J. Sarno     60      Director          May 1984          1999


  The following table reflects the name and age of each of the continuing Directors whose terms are not expiring, including the name and age of each continuing Director, the positions and offices with the Company currently held by each continuing Director, the period of service as a Director of the Company, and the year in which such continuing Directors' terms will expire.


                                   Position Held                      Term to
Director's Name         Age      With the Company     Director Since  Expire
---------------         ---      ----------------     --------------  ------
Bruno V. D'Agostino     53          Director          December 1991     1998
John M. Edgar           52          Director          September 1987    1998
Hampton Hodges          58          Director          December 1980     1997
Robert H. McLean        54      President, Chief      January 1981      1998
                                Executive Officer
                               and Chairman of the
                               Board of Directors

Walter D. Rogers, Jr.   51     Director, President    February 1995     1997
                               and Chief Executive
                               Officer of Current
                                 Technology, Inc.

  To be elected as Director, each nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the Annual Meeting. The persons named in the enclosed form of Proxy, unless otherwise directed therein, intend to vote such Proxy FOR the election of the nominee named herein as Director of the Company. If any nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management of the Company in voting the shares represented by them. The management of the Company has no reason to doubt the availability of the nominee to serve and no reason to believe that the nominee will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominee intends to serve the term for which election is sought. The Board of Directors recommends a vote for the nominee.

  Business Experience. The following is a brief summary of the business experience of each of the nominees for election as Director and of each of the continuing Directors for the past five years.


Nominees

  H. T. HUNNEWELL serves as President of Twin Montana, Inc., an oil and gas exploration and development company located in Graham Texas. Prior to October 1991, Mr. Hunnewell was Vice President of Twin Montana, Inc. Mr. Hunnewell is also a director of Pyramid Oil Company. Mr. Hunnewell received a B.S. degree in Petroleum Engineering and a B.S. degree in Geology from Texas A&M University in 1950.

  RUSSELL J. SARNO, since January 1, 1995, has served as President of Flo Control, Inc., a California Corporation and manufacturer of specialty fluid control devices located in Burbank, California. For ten years prior to January 1, 1995, Mr. Sarno served as President of Flo Control, Inc., a Delaware corporation, then a wholly-owned subsidiary of the Company. See "Transactions with Management and Others."


Continuing Directors

  BRUNO V. D'AGOSTINO served from 1978 to 1987 as Senior Vice President of Benjamin Thompson & Associates, a firm specializing in marketplace architecture. In August 1987, Bruno D'Agostino became a founding partner of D'Agostino Izzo Quirk Architects, and he continues to serve in that capacity, directing urban design projects throughout the United States. Mr. D'Agostino received a B.A. degree in Architecture from the University of Cincinnati in 1964, and a Masters degree in Architecture and Urban Design from Harvard University in 1969.

  JOHN M. EDGAR has been engaged in the private practice of law in Kansas City, Missouri since 1968. Mr. Edgar is currently the managing partner of the Kansas City offices of the law firm of Bryan Cave LLP, and a member of such firm's Management Committee. Mr. Edgar received a B.S. degree in Business Administration and Accounting from the University of Kansas in 1965, and a J.D. degree, with honors, from the University of Missouri at Kansas City in 1968.

  HAMPTON HODGES serves as President of Cottonwood Properties, a commercial real estate company located in Paris, Texas. Mr. Hodges received a Bachelor of Science degree from the United States Military Academy at West Point in 1961.

  ROBERT H. McLEAN co-founded the Company in 1980 and has served as the Chairman of the Board, President and Chief Executive Officer of the Company since February 1989. Mr. McLean received a B.B.A. in Business Administration from the University of Texas at Austin in 1963 and an L.L.B. from the University of Texas School of Law in 1966.

  WALTER D. ROGERS, JR. has served as President of Current Technology, Inc. since May 1992. Mr. Rogers served as Executive Vice President of Current Technology from October 1990 to May 1992 and served as Vice President of the Company between March 1988 and October 1990. Mr. Rogers received a B.S. degree in Business Administration and Accounting from the University of Alaska in 1972.

  Relationships. There is no family relationship between any of the Directors of the Company.

  Meetings and Committees. For the fiscal year 1995, the Board of Directors of the Company met six times with four of the meetings being regularly scheduled and two of the meetings being special meetings. All of the Directors serving on the Board during such period attended at least 75% of the meetings held while each served as a Director during fiscal year 1995, except for Mr. D'Agostino, who attended 50% of the meetings.

  The Board of Directors does not have a standing Nominating Committee or a standing Compensation Committee.

  The Board of Directors has an Audit Committee presently composed of the following Directors: Hampton Hodges, H.T. Hunnewell and John M. Edgar. In fiscal year 1995, the Audit Committee met one time. The Audit Committee generally assists the Board of Directors in fulfilling its responsibilities relating to the Company's accounting policies, financial reporting practices, and communication with the independent accountants. The members of the Audit Committee are selected at the regularly scheduled meeting of the Board of Directors immediately following each Annual Meeting of Stockholders.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company, their respective ages, positions held, and tenure with the Company are as follows:


                                      Position Held             Officer of the
Name                    Age        Within the  Company          Company Since
----                    ---        -------------------          -------------
Robert H. McLean        54       President,Chief Executive
                                   Officer and Chairman of
                                   the Board of Directors            1985

Robert Korman           48        Vice President,Treasurer,
                                   Chief Financial Officer
                                   and Secretary                     1982

Walter D. Rogers, Jr.   51         Director, President of
                                    Current Technology, Inc.         1988


  Business Experience of Executive Officers. Information concerning the business experience of Messrs. McLean and Rogers is provided under "Election of Directors" on page 5 herein.

  ROBERT KORMAN, a Certified Public Accountant, has served as Vice President, Treasurer, and Chief Financial Officer of the company since February 1989. Mr. Korman served as the Treasurer of the Company from December 1982 to February 1989. Mr. Korman was elected as the Secretary of the Company February 1994.

  Terms of Office; Relationship. The officers of the Company are elected annually by the Board of Directors of the Company at the Annual Meeting of Directors held immediately following each Annual Meeting of Stockholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors of the Company may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

  There are no family relationships among the executive officers of the Company. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected.

                             EXECUTIVE COMPENSATION


Executive Compensation

  The following table sets forth the compensation paid or accrued by the Company and its subsidiaries for services rendered during the last three fiscal years to
(i) the Company's Chief Executive Officer, and (ii) each of the most highly compensated executive officers of the Company whose cash compensation exceeds $100,000.


                           Summary Compensation Table

                                                                                   Long Term Compensation
                                                                                   ------------------------
                                                                                      Awards           Payouts
                                                                           -----------------------     --------
           (a)              (b)       (c)          (d)          (e)            (f)           (g)          (h)            (i)

                                                               Other       Restricted
                                                               Annual         Stock       Options/       LTIP        All Other
                                                            Compensation    Award(s)         SARs       Payouts     Compensation
Name and Principal                  Salary        Bonus     ------------       ($)           (#)          ($)       ------------
  Position                 Year     ($)(A)       ($)(A)        ($)        -------------  ------------  ----------        ($)
--------------             ----     ------       ------        ---                                                       ---
Robert H. McLean           1995   250,000       75,000         --           140,650        300,000         --             4,500(B)
Chief Executive Officer    1994   250,000      225,000         --              --             --           --             1,613(B)
                           1993   215,000         --           --              --             --           --             1,688(B)

Walter D. Rogers, Jr.      1995   148,333       90,000         --            56,890        100,000         --             4,150(B)
President of Current       1994   135,833       60,000         --              --             --           --               964(B)
Technology, Inc.           1993   106,250       20,000         --              --             --           --               865(B)

Robert Korman              1995   125,000       40,000         --            13,750        100,000         --             2,172(B)
Chief Financial Officer    1994   125,000       80,000         --              --             --           --               368(B)
                           1993   122,200       21,000         --              --             --           --               267(B)

--------------

(A)  The amounts shown represent cash compensation earned by executive officers.

(B) Contributions by the Company to its 401(k) Profit Sharing Plan on behalf of the named executive officers.


Options Granted

  The following table sets forth the options granted during the last completed fiscal year to (i) the Company's Chief Executive Officer, and (ii) each of the most highly compensated executive offices of the Company whose cash compensation exceeds $100,000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                      Potential Realizable
                                                        Value at Assumed
                                                        Annual Rates of
                                                          Stock Price
                                                        Appreciation for
                     Individual Grants                    Option Term
                     -----------------                   -------------
(a)                (b)          (c)         (d)         (e)         (f)       (g)
                Number of    % of Total
                Securities    Options/
                Underlying      SARs
                 Options     Granted to   Exercise
                   SARs      Employees    or Base
                 Granted     in Fiscal     Price     Expiration
   Name            (#)          Year       ($/Sh)       Date       5% ($)   10% ($)
   ----         ----------   ----------   --------   ----------   -------   -------

Robert H.          250,000      43.10       1.50      2/3/2000    478,600   603,950
 McLean
 Chief
 Executive
 Officer

Robert H.           50,000       8.62       1.50      8/2/2000     95,720   120,790
 McLean
 Chief
 Executive
 Officer

Walter D.          100,000      17.24       1.50      2/3/2000    191,440   241,580
 Rogers, Jr.
 President
 Current
 Technology,
 Inc.

Robert             100,000      17.24       1.50      2/3/2000    191,440   241,580
 Korman
 Chief
 Financial
 Officer




Options Exercised and Year-End Value Table

  There were no stock options exercised by any named executive officer of the Company during the last fiscal year.

Long Term Incentive Plan Awards

  The Company did not make any awards to the Company's CEO or any of its most highly compensated executive officers during the year ended September 30, 1995 under any Long Term Incentive Plan. The stock awarded such officers was restricted by their agreement not to sell such stock while employed by the Company or any affiliates of the Company, but otherwise such officers are fully vested in their ownership of such stock.

Board of Directors' Report on Compensation

  The following is a report of the Board of Directors regarding actions taken with respect to executive compensation during the fiscal year ended September 30, 1995. Please note that the Company does not intend for this information to be incorporated by reference in any previous or subsequent SEC filing by the Company.


                 The Board of Directors' Report on Compensation
                                      for
                         Fiscal Year September 30, 1995

  Compensation policies and annual compensation applicable to the Company's executive officers are the responsibility of and established by the Board of Directors. Executive officers who also serve on the Board do not participate in establishing their own compensation. The Board of Directors' overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions; that recognize individual performance and the Company's performance; and that support the Company's objective of achieving sustained improvement in its financial condition and operating results. To achieve these objectives, the Company's executive compensation policies integrate annual base compensation with bonuses based on a combination of overall corporate performance and individual initiatives and performance. Annual cash compensation, together with the payment of long term equity based incentive compensation through stock options and other equity based awards, is designed to attract and retain qualified executives and to insure that such executives have a continuing stake in the long term success of the Company. The Board of Directors has access to compensation packages made available to executive officers of competing companies, as well as companies of a similar size and nature, but also uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

  Base Salary:
  -----------

  Subject to the provisions of any applicable employment agreements, in fiscal 1995, base salary levels for the Company's executive officers, including the Chief Executive Officer, were competitively set relative to competing companies, as well as companies of a similar size and nature. In determining salaries, the Board of Directors took into account individual experience and performance and specific issues particular to the Company.

  Annual Incentive Compensation:
  -----------------------------

  Executive officers who have operating responsibility received cash bonuses based on performance goals established at the beginning of the fiscal year, by contract and at the discretion of the Board of Directors. The restricted stock awards granted to executive officers of the Company, including the CEO, were awarded at the discretion of the Board of Directors and were based on various objective and subjective factors, and were conditioned upon such Executive Officer's agreement not to sell such stock for so long as such Executive Officer is employed by the Company or any affiliate of the Company.

  Stock Option Plan:
  -----------------

  The Equity Participation Plan, as amended, has been the Company's primary long term incentive plan for key executive officers since 1989. The options granted under the Company's Equity Participation Plan are generally for five year periods. Consequently, by fiscal 1995, all options previously granted to key executives under the Equity Participation Plan had lapsed, and options covering 500,000 shares of the Company's common stock were available for re-grant. In furtherance of the Company's compensation policy, all of the options available under the Equity Participation Plan were granted to key executive officers of the Company during the fiscal 1995, including options covering 300,000 shares to the Company's Chief Executive Officer.

  CEO Compensation:
  ----------------

  In accordance with the policies described above in this report, the fiscal 1995 base salary for Mr. McLean, who served as Chairman of the Board, President and Chief Executive Officer of the Company, was established at an annual rate of $250,000.00. The Board of Directors considered that this salary was within the range of salaries paid to Chief Executive Officers of comparable companies, and that Mr. McLean is a capable and experienced executive who would continue to make substantial contributions to the Company's growth and success. The restricted stock awards made to Mr. McLean during the fiscal 1995 were in furtherance of the Company's policy of providing long term equity based incentive compensation to its employees, and were based on a combination of objective and subjective factors, and took into account the Company's continued return to profitability, the substantial reduction in the Company's debt over prior years, the significant progress continuing to be made through Mr. McLean's effort to obtain an expedited remedial solution at the Company's Vestal, New York Superfund site and were designed to provide incentives for continued performance. Mr. McLean agreed, as a condition to receiving such restricted stock, that he would not sell such stock for so long as he is employed by the Company. The stock options granted Mr. McLean during the fiscal 1995 were in furtherance of the Company's policy to encourage and facilitate personal stock ownership by officers and key employees, including the CEO, thus strengthening their commitment to the Company and encouraging a longer term perspective to their responsibilities. Additionally, these options were granted to replace options covering 300,000 shares which had lapsed by fiscal 1995.



                             THE BOARD OF DIRECTORS

                              Bruno V. D'Agostino
                                 John M. Edgar
                                 Hampton Hodges
                                H. T. Hunnewell
                           Robert H. McLean, Chairman
                             Walter D. Rogers, Jr.
                                Russell J. Sarno



Compensation of Directors

  For the 1995 fiscal year the outside members of the Board of Directors were issued shares of the Company's common stock in lieu of cash compensation for director's fees. As a result, Mr. D'Agostino, Mr. Edgar, Mr. Hodges and Mr. Hunnewell, as non-employee Directors, received 20,000 shares of the Company's common stock. Mr. Sarno became a non-employee Director effective January 1, 1995 and received 15,000 shares of the Company's common stock. The Company reimburses the Directors for expenses in connection with meetings, and otherwise does not incur any cash outlays with respect to Director expenses.


Employment Agreements

  Mr. McLean has an Employment Agreement with the Company providing for an annual salary of $250,000.00, a term of thirty-six (36) months beginning October 1, 1995 and contains a non-competition provision. This Employment Agreement has an automatic renewal feature which operates to insure that the term of the Employment Agreement is never less than twenty-four (24) months, nor more than thirty-six (36) months. Mr. McLean also has a Change in Control Agreement, with the same term as his Employment

Agreement, which provides that if Mr. McLean's employment with the Company is terminated within two years following a Change in Control, unless such termination is because of his death or disability or by the Company for cause, Mr. McLean shall be entitled to receive a lump sum payment equal to three times his base amount as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), subject to reduction in order to avoid the payment of an "excess parachute payment" as that term is defined in Section 280G of the Code.

  Mr. Rogers has an Employment Agreement with the Company providing for an annual salary of $175,000.00, term of thirty-six (36) months beginning June 1, 1995 and contains a non-competition provision. This Employment Agreement has an automatic renewal feature which operates to insure that the term of the Employment Agreement is never less than twenty-four (24) months, nor more than thirty-six (36) months. Mr. Rogers' Employment Agreement also provides that if Mr. Rogers' employment with the Company is terminated within twenty-four (24) months after a Change in Control, unless such termination is because of his death or disability or by the Company for cause, Mr. Rogers shall be entitled to receive a lump sum payment eqult to three times his base amount as that term is defined in Section 280G of the Code, subject to reduction in order to avoid the payment of an "excess parachute payment" as that term is defined in Section 280G of the Code.

  Mr. Korman has an Employment Agreement with the Company providing for an annual salary of $125,000.00, with a term of twelve (12) months beginning August 1, 1995. This Employment Agreement has an automatic renewal feature which operates to insure that the term of the Employment Agreement is always twelve
(12) months. Mr. Korman's Employment Agreement also has a Change in Control provision which provides that if Mr. Korman's employment with the Company is terminated within twenty-four (24) months following a change in control, unless such termination is because of his death or disability, or by the Company for cause, Mr. Korman shall be entitled to receive a lump sum payment equal to his salary for the remaining balance of his employment term.

  For purposes of the Employment Agreements and the Change in Control agreement referred to immediately above, a "Change in Control" is defined as having occurred upon any of the following events:

       (i) the acquisition directly or indirectly, by any person (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Company, any of its subsidiaries or any employee benefit plan maintained by Company or any such subsidiary, of beneficial ownership of securities of Company representing fifteen percent (15%) or more of the combined voting power of Company's then outstanding securities (with the terms used herein and in Sections 13(d) and/or 14(d) of the Securities Exchange Act of 1934, as amended, having the meanings of such terms in such Sections);

       (ii) if the stockholders of Company approve a merger of consolidation, a sale or disposition of all or substantially all of Company's assets or a plan of liquidation or dissolution of Company;

       (iii) the election during any period of twenty-four (24) months or less of a member or members of Company's Board of Directors without the approval of the election or nomination for election of such new member or members by a majority of the members of the Board who were members at the beginning of the period, or members of the Board thereafter recommended to succeed such original members (or their successors hereunder) by a majority of the members of the Board who were members at the beginning of the period (or their successors hereunder); or

       (iv) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than Company, any of its subsidiaries or any employee benefit plan maintained by Company or any such subsidiary, makes a tender or exchange offer for any shares of Company's outstanding voting securities at any point in time, pursuant to which any such shares are purchased.

  Unless, the Continuing Board of Directors of Company (as hereinafter defined) determines that the happening of any of the foregoing events in a particular case should not be deemed a Change in Control. The "Continuing Board of Directors of Company" shall mean (i) the members of Company's Board of Directors in office immediately prior to the Change in Control, excluding any who initiate a Change in Control or are affiliated with one who initiates a Change in Control, and (ii) any subsequent directors who may be selected, nominated or approved by a majority of the other Continuing Board of Directors of Company.


Stock Price Performance

  The following table compares the total shareholder returns over the last five years to the American Stock Exchange Market Value Index and the Multi Industry Group Index. The Company is listed on the American Stock Exchange and has multiple industries. The shareholder return shown below is not necessarily indicative of future performance.


                         1996 THIS YEAR'S PLOT POINTS
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

------------------------------FISCAL YEAR ENDING--------------------------------
COMPANY           1990      1991      1992      1993      1994      1995

BUFFTON CP         100    112.50     81.25    125.00    162.50    206.25
INDUSTRY INDEX     100    117.20    128.91    159.40    159.92    198.48
BROAD MARKET       100    119.92    125.15    146.91    149.73    180.41

  Note:   The above paragraph shows stock price performances assuming dividend reinvestment.



                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In a transaction effective January 1, 1995, Flo Control, Inc., a Delaware corporation (Seller), a wholly-owned subsidiary of the Company, sold substantially all of its operating assets to Flo Control, Inc., a California corporation (Buyer) owned by Russell J. Sarno, a stockholder and Director of the Company. The purchase price for the assets was $3,100,000 in cash, plus the assumption of $800,000 of liabilities. As a condition of the sale, Buyer was required to purchase for $150,000 in cash the Seller's undivided ninety-five percent (95%) joint venture interest in Florida Realty Joint Venture. The purchase price for the assets sold was determined by the disinterested members of the Company's Board of Directors to be reasonable and fair in view of the financial statements of the operations being sold, through discussions with several independent third parties familiar with the assets being sold, including companies engaged in the same industry, through the solicitation of purchase offers from third parties and in view of the fact that the Buyer was required to acquire Seller's interest in Florida Realty Joint Venture, which resulted in the removal of approximately $2,300,000 in debt from the Company's consolidated balance sheet and eliminated cash outlays of approximately $30,000 per month for the next two years.

  Pursuant to the terms of a Letter Agreement dated February 2, 1995, in the event Current Technology, Inc. ("Current Technology") is sold while Mr. Rogers is still employed by Current Technology, Mr. Rogers is entitled to receive a sum equal to 25% of the purchase price for Current Technology in excess of book value of Current Technology, not to exceed the sum of $500,000.00.

                       TIMELINESS OF CERTAIN SEC FILINGS

  The Company has no knowledge of any officer, director or beneficial owner of more than ten percent of the Company's common stock having failed to file on a timely basis any report required by Section 16(a) of the Exchange Act during the most recent fiscal year.


                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected Price Waterhouse as independent accountants to audit the books, records and accounts of the Company for fiscal year 1996. Price Waterhouse has served as the Company's independent accountants since the inception of the Company, and is therefore familiar with the affairs and financial procedures of the Company. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent accountants.

  Audit and audit related services were performed by Price Waterhouse during the fiscal year ended September 30, 1995 and included the audit of the annual financial statements and Form 10-K of the Company.

  A representative of Price Waterhouse is expected to be present at the Annual Meeting to answer questions and will be afforded an opportunity to make any statement he wishes to make regarding the financial statements of the Company.


                            EXPENSE OF SOLICITATION

  The cost of preparing, assembling and mailing this Proxy Statement, the notice of Annual Meeting of Stockholders and the enclosed Proxy is to be borne by the Company. The Company has retained the Beacon Hill Partners, Inc. to assist it in connection with the solicitation of proxies. In connection therewith, the Company will pay Beacon Hill Partners, Inc. $1,000.00 plus expenses.

  In addition to the solicitation of proxies by use of the mails, the Company may also utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telegraph. The Company requests banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for the expenses in so doing.


                               VOTING PROCEDURES

  Each holder of common stock is entitled to one vote for each share held by him. The presiding officer of the meeting will appoint two independent election judges to count votes at the annual meeting. One of the two judges shall be a representative of the Company's Registrar and Transfer Agent. The Company's Bylaws provide that Directors shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote and represented in person or by proxy at an annual meeting at which a quorum is present, and that the majority of the shares entitled to vote constitutes a quorum. If a shareholder abstains from voting by not attending the annual meeting in person or by proxy, the effect of that abstention would be to reduce the number of shares present at the annual meeting for the purposes of determining whether a quorum exists. After a quorum is found to exist, abstentions by those represented in person or by proxy at the meeting and broker non-votes are treated as failures to vote. Since Director nominees are elected by a plurality of the votes cast, an abstention or broker non-vote has no effect upon the outcome of an election. The Company Bylaws are consistent with Delaware laws; therefore, the effect of abstentions and broker non-votes is the same under either.

                  INFORMATION CONCERNING 1997 ANNUAL MEETING

  The 1997 Annual Meeting of Stockholders of the Company is expected to be held on or about March 20, 1997, with the mailing of Proxy materials for such Meeting to be made on or about February 14, 1997. If a stockholder intends to submit a nomination for Director or propose any other item of business, notice of such nomination or such item of business must be received by the Company at its executive offices pursuant to its Bylaws not less than 120 days nor more than 180 days prior to the anniversary date of the Company's proxy statement released to stockholders in connection with the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days prior to or more than 60 days after the anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so delivered a reasonable time before proxy materials are prepared and distributed to stockholders. Such notice to the Secretary must provide certain information with respect to the nominee or the proposed item of business to be considered, and information as to the name and address of the stockholder making such proposal and the number of shares held by such stockholder. Additional information about stockholder proposals may be obtained from the Company. Assuming the 1997 Annual Meeting is held as now intended, a stockholder notice relating to this must be received by October 18, 1996.

  Any proposals of stockholders to be presented at the Annual Meeting to be held in 1997 that are eligible for inclusion in the Company's proxy statement for the meeting under applicable rules of the Securities and Exchange Commission must be received by the Company no later than October 18, 1996.


                                    GENERAL

  The Company is furnishing to each person whose Proxy is being solicited a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1995, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on December 27, 1995. Requests for additional copies of such report should be directed to Buffton Corporation, Corporate Secretary, 226 Bailey Avenue, Suite 101, Fort Worth, Texas 76107.

  Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailing.

--------------------------------------------------------------------------------
           BUFFTON CORPORATION        FOR ANNUAL MEETING TO BE
                                      HELD MARCH 21, 1996

       The undersigned hereby appoints Robert H. McLean, Robert Korman, and Anthony Haas, and each of them, proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Buffton
  P Corporation standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said Company to be held in Fort Worth, Texas on
  R March 21, 1996 at 10 A.M., C.S.T., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then personally present, and especially, but without limiting
  O    the foregoing, to vote:

       1. For the Election of Directors.
  X
          [_] FOR the two nominees listed below (except as marked to the contrary below).
  Y
          [_] WITHHOLD AUTHORITY to vote for the two nominees listed below.

          H. T. Hunnewell and Russell J. Sarno
          NOTE: If you desire to withhold authority to vote for one or more, but not all of the above named nominees, check the box "FOR" and indicate your desire to withhold such authority by drawing a line through the name(s) of such nominee(s).

       2. Upon such other matters as may properly come before the meeting.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

       The shares of the undersigned are to be voted in accordance with the specifications made with respect to Items 1 and 2. If no specification is made as to any one or all of the Items, this Proxy shall be deemed to confer discretionary authority as to such item, or items, and shall in each such case be voted FOR the election or FOR the proposal as the case may be.

                  PROXY SOLICITATED BY THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
              PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON,
                     DATE AND MAIL IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
           BUFFTON CORPORATION        FOR ANNUAL MEETING TO BE
                                      HELD MARCH 21, 1996

       The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and of the Company's 1995 Annual Report and ratifies and confirms all that any of the said proxy holders or their substitutes may lawfully do or cause to be done by
  P    virtue hereof.

                                            DATED: ______________________, 1996
  R
                                            ___________________________________
                                                  Stockholder's Signature
  O
                                            ___________________________________
                                                 Signature if Held Jointly
  X
                                            Please sign exactly as name
                                            appears hereon. Joint owners
  Y                                         should each sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such.
--------------------------------------------------------------------------------